UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011 (February 14, 2011)

New Bastion Development, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation or Organization)	001-04124 (Commission File Number)	23-1364981 (I.R.S. Employer Identification No.)

11985 Southern Blvd, Suite 191, Royal Palm Beach, Florida	33411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  866-541-0625

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales of Equity Securities

On February 14, 2011, New Bastion Development, Inc. (the “Company”) agreed to issue 5,000,000 shares of the Company's common stock valued at $.015 per share and an option to purchase 2,000,000 shares of the Company’s common stock at prices ranging from $.50 per share up to $2.00 per share to Michael Sydow pursuant to his employment agreement (“Employment Agreement”) attached hereto as Exhibit 10.1. The registrant relied on Section 4(2) of the Securities Act of 1933 since the transaction did not involve any public offering.  No underwriters were utilized and no commissions or fees were paid with respect to any of the above transactions.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2011, the Company’s Board of Directors appointed Michael Sydow as the president and chief executive officer of NB Regeneration, Inc., the Company’s wholly owned subsidiary.

There are no arrangements or understandings between Mr. Sydow and any other persons pursuant to which he was appointed as the president and chief executive officer of NB Regeneration, Inc. There is no family relationship between Mr. Sydow and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Board of Directors has no specific committees of the Board of Directors at this time.

In exchange for serving as the president and chief executive officer of NB Regeneration, Inc., Mr. Sydow shall receive as compensation, among other things, a base salary of $250,000 per annum, which shall increase to $360,000 per annum six months following the execution of Mr. Sydow’s Employment Agreement, a stock award of 5,000,000 shares of the Company’s restricted common stock; and an options to purchase up 2,000,000 shares of the Company’s common stock at the exercise price ranging form $0.50 per share up to $2.00 per share. The 5,000,000 shares of common stock vest as follows: (i) 1,000,000 shares vest on September 1, 2011, (ii) 2,000,000 shares vest upon execution of a binding agreement with a bon fide partner to build a fertilizer plant as outlined in paragraph 3(b)(ii) of the Employment Agreement; and (iii) 500,000 annually on each Employment Agreement anniversary date. The options vest annually over 4 years in equal installments of 500,000 shares per year as follows: 500,000 warrants vest on each of January 13, 2012, January 13, 2013, January 13, 2014, and January 13, 2015.

Since being admitted to the Texas bar in 1976, Mr. Sydow has been a practicing attorney specializing in finance mergers and acquisitions, energy and commodities, and complex litigation.  He has structured financing and acquisitions for clients in a number of industries, including transportation, communications, health care, energy and entertainment.  He has been lead counsel in cases and international arbitrations, arising from maritime disasters, ship collisions, hazardous material spills, airline disasters, toxic materials, commodities trading, intellectual property, oil and gas and international trading disputes.  He is also experienced in construction law, government contracts, and utilities regulation.  Mr. Sydow is a graduate of University of Texas School of Law.

The Company has not entered into any transactions with Mr. Sydow that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01

Regulation FD Disclosure

On February 15, 2011, the Company issued a press release reporting that it has completed assembling its management team to execute the business plan and objectives for NB Regeneration, Inc. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit

 Description

10.1

Employment Agreement

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW BASTION DEVELOPMENT, INC.

By: /s/  Elliot Bellen_

Elliot Bellen,

Chief Executive Officer

Dated February 15, 2011